SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON DC  20549

                                  FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934




                      Date of Report: January 15, 2002
                      ---------------------------------
                      (Date of earliest event reported)




                            Centerpoint Corporation
             -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter




        Delaware                  000-22813               13-3853272
------------------------    ---------------------    -------------------
(State of Incorporation)    (Commission File No.)    (I.R.S. Employer
                                                     Identification No.)




             299 Park Avenue, 16th Floor, New York, NY  10171
           -----------------------------------------------------
           (Address and Zip Code of Principal Executive Offices)




      Registrant's telephone number including area code: (212) 644-5757

















ITEM 1.  CHANGE IN CONTROL OF REGISTRANT

     On January 15, 2002, we purchased 19,000,000 shares of the restricted stock of Bion Environmental Technologies, Inc., a Colorado corporation ("Bion"), in exchange for approximately $8.5 million in cash and the assignment of 65% of certain of our claims and other rights. We have not been current in our filings with the Securities and Exchange Commission ("SEC") since we ceased business activities after the sale of our motorcycle business approximately two years ago. In compliance with the terms of our agreement with Bion, we plan to bring our SEC filings current. Immediately upon consummation of this transaction, Bion purchased a 57.7% majority interest in us from our Italian parent, OAM, S.p.A. ("OAM"), by issuing 1,000,000 additional shares of Bion's common stock to OAM and paying a portion of the cash and reassigning all of the other assets that Bion obtained from us.

     During 2002, Bion intends to file a registration statement to allow us to distribute to our stockholders the 19,000,000 shares that Bion issued to us in connection with the financing. It is expected that the distribution will occur during the second half of calendar 2002. When that distribution occurs, approximately 11,000,000 of Bion's shares will be distributed back to Bion and cancelled.

     David Mitchell, our Chairman and CEO, our founder, stockholder, option holder, CEO and director, is also the Chairman and CEO of Bion. Bill Spier, one of our Directors until he resigned on January 24, 2002, sits on Bion's advisory board. On January 21, 2002, Howard Chase, one of our Directors until he resigned on January 15, 2002, joined the Board of Directors of Bion.

     A copy of the Subscription Agreement with Centerpoint is attached as
Exhibit 10.1

     A copy of the OAM Stock Purchase Agreement is attached as Exhibit 10.2.

ITEM 5.  OTHER EVENTS

     (a) CHANGES IN OUR MANAGEMENT. The following changes in our management were either adopted or ratified by us:

     - Effective January 15, 2002, we accepted the resignations of Howard Chase, Mark Hauser, Gianni Bulgari and Barry Fingerhut as members of our Board of Directors and from all other positions with us. Their resignations were not the result of any disagreements with us on any matter relating to our operations, policies or practices.

     -   On January 24, 2002, William Spier resigned as a director.

     - On January 24, 2002, we ratified the appointments of David Fuller as our Principal Accounting Officer and Secretary and David Mitchell as our President and CEO. Mr. Fuller is Principal Accounting Officer of Bion. Mr. Mitchell is presently our sole remaining director. Mr. Mitchell is President, CEO and a Director of Bion.

     (b) We have recently issued one press release, a copy of which is attached as Exhibit 99.1.


                                        2


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c) EXHIBITS. Listed below are the exhibits filed as a part of this report.

      Exhibit
      Number       Description
      -------      -----------

       10.1        Subscription Agreement with Centerpoint Corporation

       10.2        OAM Stock Purchase Agreement

       99.1        Press Release dated January 16, 2002



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CENTERPOINT CORPORATION



Date: January 30, 2002           By: /s/ David J. Mitchell
                                     -------------------------------------
                                     David J. Mitchell, President and
                                     Chief Executive Officer





















                                     3